Exhibit 99.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Laura B. DePole, Chief Financial Officer of the registrant, hereby certifies that, to the best of her knowledge:

1.               This report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.               The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 12, 2003	/s/ Laura B. DePole
Laura B. DePole, Chief Financial Officer